UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2019 (May 10, 2019)
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 10, 2019, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Marriott Vacations Worldwide Corporation (the “Company”), a total of 42,206,930 shares of the Company’s common stock (93 percent of all shares entitled to vote at the Annual Meeting) were represented, in person or by proxy. The following proposals were voted on and approved by the Company's shareholders at the Annual Meeting:
(1) The Company’s shareholders elected the three director nominees named in the Proxy Statement as Class I directors with the following votes:

Nominee	For	Withheld	Broker Non-Vote
Raymond L. Gellein, Jr.	35,997,035	184,012	6,045,883
Thomas J. Hutchison	35,971,145	189,902	6,045,883
Dianna F. Morgan	35,697,546	463,501	60,045,883
(2) The Company’s shareholders ratified the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year with the following votes:

For	Against	Abstain	Broker Non-Vote
41,839,810	338,678	28,442	—
(3) The Company’s shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s executive officers with the following votes:

For	Against	Abstain	Broker Non-Vote
35,757,036	352,101	51,910	6,045,883

(4) The Company’ shareholders approved, on an advisory (non-binding) basis, an annual advisory vote on executive compensation with the following votes:

For	Against	Abstain	Broker Non-Vote
33,429,090	51,546	2,643,583	36,828

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: May 13, 2019	By:	/s/ James H Hunter, IV
	Name:	James H Hunter, IV
	Title:	Executive Vice President and General Counsel

2